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FOR IMMEDIATE RELEASE
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June 29, 2001

              RSTAR CORPORATION ANNOUNCES RECEIPT OF NASDAQ LETTER

                         REGARDING POTENTIAL DELISTING

               Company requests hearing to appeal Nasdaq decision

SAN RAMON, CALIF., JUNE 29, 2001 - rStar Corporation (Nasdaq: RSTR) announced today that on June 27, 2001 it received notice from the Nasdaq National Market (the "NNM") advising the company that, because the company has failed to maintain a minimum bid price of at least $1.00 per share in accordance with Nasdaq Marketplace Rule 4450(a)(5), the NNM had determined to delist the company's common stock from the NNM, effective at the opening of business on July 6, 2001, unless the company requests a hearing prior to that time. The company intends to request a hearing. The hearing request will stay the delisting of the company's securities, pending a decision by the Nasdaq Listing Qualification Panel.

The company believes that it has taken and can take further steps that may bring it in compliance with NNM's requirements for continued listing on the NNM, although there can be no assurance that this will be the case.

Lance Mortensen, Chairman and Chief Executive Officer of rStar Corporation, said: "For the past few months, we have been actively seeking to develop and implement our new business plan, including the commencement of the previously announced tender offer for shares of our common stock at a price substantially in excess of our current bid price and the Nasdaq's $1.00 minimum bid price. In addition, we have previously announced the acquisition of a company that will provide Internet access services and voice services to consumers and small office and home office subscribers across Latin America and provide a bundled product with direct-to-home television service using a single satellite dish in Latin America. We remain confident in our future prospects and in the business opportunity in Latin America."

There can be no assurance as to when the Nasdaq Listing Qualification Panel will reach its decision, or that such a decision will be favorable to the company. An unfavorable decision would result in immediate delisting of the company's common stock from the NNM irrespective of the company's ability to appeal the decision. If delisted, the company expects to pursue other alternatives including seeking to have it shares quoted on the Over the Counter Bulletin Board.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES OF rSTAR'S COMMON STOCK. THE SOLICITATION OF OFFERS TO BUY rSTAR'S COMMON STOCK WILL ONLY BE MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT rSTAR WILL BE SENDING OUT TO rSTAR'S STOCKHOLDERS AS SOON AS THEY ARE AVAILABLE. rSTAR


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STOCKHOLDERS SHOULD READ THOSE MATERIALS AND THE PROXY STATEMENT SENT BY rSTAR
CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS AND CONDITIONS TO THE OFFER AND THE ACQUISITION.

ABOUT rSTAR CORPORATION

rStar (Nasdaq: RSTR) develops, provides and manages satellite-based networks for large-scale deployment across corporate enterprises, educational systems, and user communities of interest. rStar's core products include remote high-speed Internet access, data delivery, high-quality video and networking services distributed though its satellite broadband Internet gateway and bi-directional solutions. rStar's technology assures instantaneous, consistent, secure and reliable delivery of content within the rStar network. rStar is located in San Ramon, California, and can be reached at 925-543-0300 or at www.rstar.com on the Web.

IMPORTANT LEGAL INFORMATION

The tender offer for the outstanding rStar common stock described in this press release has not yet commenced. This announcement is neither an offer to purchase shares nor a solicitation of an offer to sell securities, or any recommendation with respect to the tender offer. At the time the offer is commenced, rStar will file a Tender Offer Statement and a Proxy Statement with the U.S. Securities and Exchange Commission. We advise all security holders to read the tender offer statement and the proxy statement when they are available, because they will contain important information. You can get the tender offer statement, the proxy statement and other filed documents, when they are available, for free at the Securities and Exchange Commission's website (www.sec.gov). You can also get the tender offer statement, the proxy statement and all other filed documents for free from rStar.

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate", "project", "intend", "expect", "believe" and similar expressions are intended to identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of rStar to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, the factors described in rStar's filings with the Securities and Exchange Commission, including the Risk Factors and other disclosure contained in its Annual Report on Form 10-K for the year ended December 31, 2000. The Company undertakes no obligation to update publicly any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:

rSTAR CORPORATION CONTACT:
Juleen Murray
925-543-9239

rSTAR INVESTOR RELATIONS CONTACT:
Cecilia A. Wilkinson/E.E. Wang
PondelWilkinson MS&L
310-207-9300
investor@pondel.com